UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 20, 2014

First Security Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee

(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K, filed on June 10, 2014, the Board of Directors of First Security Group, Inc. (the “Company”) formed a special committee (the “Special Committee”) to investigate allegations contained in a letter on behalf of purported shareholders of the Company alleging certain irregularities with respect to the issuance of stock awards to the Company’s named executive officers, and demanding that the Board of Directors investigate claims, initiate legal action and take necessary and appropriate remedial measures.

On August 20, 2014, the Special Committee issued its report to the Board of Directors (the “Report”).  In the Report, the Special Committee announced that it completed its investigation and concluded that the Compensation Committee had no intention for the stock awards to constitute performance-based compensation and such awards were fully consistent with the terms of the shareholder-approved stock incentive plans for grants of non-performance based incentive compensation. The Report reaches the same conclusions as previously reported as management’s assessment in the June 10, 2014 Current Report on Form 8-K. The Special Committee determined that the Company should not pursue litigation or take any further actions to address the allegations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.
Dated:    August 26, 2014

By:	/s/ John R. Haddock
Name:	John R. Haddock
Title:	Executive Vice President and Chief Financial Officer